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                                                                    EXHIBIT 99.1

FROM:                                           FOR:
Padilla Speer Beardsley Inc.                    Synovis Life Technologies, Inc.
1101 West River Parkway                         2575 University Ave.
Minneapolis, Minn. 55415                        St. Paul, Minn. 55114

CONTACT:                                        CONTACT:
Nancy A. Johnson                                Connie L. Magnuson, CFO
(612) 455-1700                                  (651) 796-7300
njohnson@psbpr.com



FOR IMMEDIATE RELEASE

SYNOVIS LIFE TECHNOLOGIES APPOINTS RICHARD W. KRAMP PRESIDENT AND CHIEF OPERATING OFFICER OF INTERVENTIONAL BUSINESS

KRAMP BRINGS EXTENSIVE MEDICAL DEVICE INDUSTRY EXPERIENCE

     ST. PAUL, Minn., AUGUST 12, 2004 -- Synovis Life Technologies, Inc. (NASDAQ: SYNO) has appointed Richard W. Kramp, age 59, president and chief operating officer of the company's interventional business, effective August 30, 2004. Fariborz Boor Boor, executive vice president of Synovis Life Technologies, who has led the interventional segment, has resigned but will stay on through October 2004 to facilitate the transition.

     "We are delighted that Rich has agreed to join the company - he is an excellent match for Synovis," said Karen Gilles Larson, Synovis Life Technologies president and chief executive officer. "He brings a wealth of relevant experience, demonstrated leadership skills and a sterling reputation. Rich is known as an insightful and creative leader who inspires cooperation, provides focus and creates wholesome environments for employees. I would also like to thank Fariborz, personally and on behalf of the company, for his many contributions to the interventional business."

     Kramp commented, "I look forward with anticipation and excitement to serving the shareholders and employees of Synovis Life Technologies and working with its fine management team, many of whom I have come to know and respect during my career. The Synovis interventional business has an admirable mix of creative engineering talent and sophisticated manufacturing capabilities to meet the diverse needs of its OEM customers. I will focus on getting ahead and staying ahead of the power curve in these two critical areas to consistently improve the value we offer our customers."


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Synovis Life Technologies, Inc.
August 12, 2004
Page 2



     Kramp most recently served as the president and chief operating officer of Medical CV, Inc., Minneapolis, and before that as the president of its New Technologies Division. From 1988 to 2003, Kramp served as president and chief operating officer, and then as president and chief executive officer, as well as a board member at ATS Medical, Minneapolis. While there, he oversaw the design and launch of the company's key product, set up and improved manufacturing operations and renegotiated a critical supplier agreement. From 1978 to 1988, Kramp held positions in sales and marketing at St. Jude Medical, Minneapolis, serving as vice president of sales and marketing from 1981. Earlier, Kramp held sales management positions with Life Instruments, Inc., Chicago, and engineering positions with Cardiac Pacemakers, Inc., Minneapolis, now part of Guidant Inc. Kramp has served on the boards of C.A.B.G., Inc.; Enpath Medical, Inc. (formerly MedAmicus); Optical Sensors and the Lillehei Surgical Society.

     Kramp received a bachelor's degree in electrical engineering from Marquette University and completed coursework toward a master's degree at the same institution. He is a member of Eta Kappa Nu, an engineering honorary society.

     Synovis' interventional business develops, prototypes and manufactures coils, helices, stylets and guidewires, as well as complex micro-wire, polymer and machined components used primarily by medical manufacturers of cardiac rhythm management, neurostimulation and vascular products. In addition, the interventional business develops and manufactures proprietary and customer-based medical devices.

ABOUT SYNOVIS LIFE TECHNOLOGIES

     Synovis Life Technologies, Inc., based in St. Paul, Minn., is a diversified medical device company engaged in developing, designing, manufacturing and bringing to market medical devices for the surgical and interventional treatment of disease. For additional information on Synovis Life Technologies and its businesses, visit the company's Web site at www.synovislife.com.
                                            -------------------

     Forward-looking statements contained in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements can be identified by words such as "should", "could", "may", "will", "expect", "believe", "anticipate", "estimate", "continue", or other similar expressions. Certain important factors that could cause results to differ materially from those anticipated by the forward-looking statements made herein include the timing of product introductions, the number of certain surgical procedures performed and the level of orders from contract manufacturing customers. A full discussion of factors can be found in the company's Annual Report on Form 10-K for the year ended October 31, 2003, and the 10-Q for the quarter ending April 30, 2004.


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